As filed with the Securities and Exchange Commission on July 29, 2021.               Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNEERING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	26-1976972
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

245 Main Street, Second Floor

Cambridge, Massachusetts 02142

Telephone: (617) 500-8080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin J. Zeskind, Ph.D.

Chief Executive Officer

Immuneering Corporation

245 Main Street, Second Floor

Cambridge, Massachusetts 02142

Telephone: (617) 500-8080

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Chory Nathan Ajiashvili Evan Smith Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Michael Bookman General Counsel Immuneering Corporation 245 Main Street, Second Floor Cambridge, Massachusetts 19462 (617) 500-8080	Frank F. Rahmani Samir A. Gandhi Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, California 94104 (415) 772-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-257791

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
Class A common stock, $0.001 par value per share	575,000	$15.00	$8,625,000	$940.99

(1)	Represents only the additional number of shares being registered, which includes the 75,000 additional shares that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-257791).

(2)	Based on the public offering price.

(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $128,800,000 on a Registration Statement on Form S-1, as amended (File No. 333-257791), which was declared effective by the Securities and Exchange Commission on July 29, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $8,625,000 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Immuneering Corporation (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-257791), as amended (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on July 9, 2021, and which the Commission declared effective on July 29, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A common stock reflected in the Prior Registration Statement by 575,000 shares, which includes 75,000 shares of Class A common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

Information Not Required in Prospectus

Item 16. Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this filing.

EXHIBIT INDEX
Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed on July 28, 2021 with the Prior Registration Statement).

23.1	Consent of RSM US LLP, independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 filed on July 9, 2021 with the Prior Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on July 29, 2021.

IMMUNEERING CORPORATION

By:	/s/ Benjamin J. Zeskind
Benjamin J. Zeskind, Ph.D.
Co-Founder, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin J. Zeskind	Co-Founder, President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2021
Benjamin J. Zeskind, Ph.D.

/s/ Biren Amin	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 29, 2021
Biren Amin

*	Director	July 29, 2021
Ann E. Berman

*	Chairman	July 29, 2021
Robert J. Carpenter

*	Director	July 29, 2021
Peter Feinberg

*	Director	July 29, 2021
Laurie B. Keating

*By:	/s/ Benjamin J. Zeskind
Attorney-in-fact